ASSET PURCHASE AGREEMENT

THIS AGREEMENT made as of the 6th day of October, 2004.

BETWEEN:

      WORKSTREAM USA, INC.,
      a corporation incorporated under the laws of Delaware

      (hereinafter referred to as the "Purchaser")

AND:

      WORKSTREAM INC.,
      a corporation incorporated under the laws of Canada

      (hereinafter referred to as "Workstream")
AND:

      HRSOFT, LLC

      a corporation incorporated under the laws of the State of Delaware

      (hereinafter referred to as the "Vendor")

WHEREAS:

A. The Vendor carries on the business of providing real-time decision support for human capital management;

B. The Vendor wishes to sell and assign to the Purchaser, and the Purchaser wishes to purchase and assume from Vendor certain of the assets of such business on the terms and subject to the conditions hereinafter contained.

NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration paid by each of the parties hereto to each of the other parties hereto (the receipt and sufficiency of which are hereby acknowledged), it is agreed among the parties hereto as follows:

1.    INTERPRETATION

      1.1. DEFINED TERMS. In this Agreement and in the schedules hereto, unless there is something in the subject-matter or context inconsistent therewith, the following terms and expressions will have the following meanings:

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            1.1.1. "Affiliate" of any person means any corporation which, directly or indirectly, is controlled by, controls or is under direct or indirect common control with such person;

            1.1.2. "Agreement", "hereto", "herein", "hereof", "hereunder" and similar expressions refer to this Asset Purchase Agreement and not any particular paragraph or any particular portion of this agreement and includes all schedules attached to this agreement;

            1.1.3. "Assumed Contracts" means all contracts, agreements, orders, commitments and other engagements by or with third parties relating to the Business which are included in the Purchased Assets including, without limitation, the Customer Contracts and the Leases all of which, including amounts payable thereon, all of which are listed in Schedule 1.1.3 attached hereto;

            1.1.4. "Assumed liabilities" means the liabilities set forth in
                  Schedule 2.6.2.

            1.1.5. "Business" means the business carried on by the Vendor which primarily involves the provision of real-time decision support for human capital management;

            1.1.6. "Business Day" means a day other than a Saturday, a Sunday or other day on which commercial banks in Ottawa, Ontario, Canada are authorized or required by law to close;

            1.1.7. "Closing Date" means October , 2004, or such other date as the Vendor and Purchaser may agree upon;

            1.1.8. "Closing Time" means 2:00 o'clock in the afternoon on the
                  Closing Date or such other time on the Closing Date as the parties hereto may agree upon;

            1.1.9. "Commission" means the Securities and Exchange Commission;

            1.1.10. "Commission Documents" means all of the Purchaser's filings with the Commission prior to the date hereof;

            1.1.11. "Customer Contracts" means any and all agreements entered into between the Vendor and one or more third parties relating to the sale or provision of goods or services by the Vendor to such third parties in connection with the Business, including unfilled orders, commitments and other engagements by or with such third parties, all of which are listed in Schedule 2.1.4 attached hereto;

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            1.1.12. "Encumbrances" means mortgages, charges, pledges, security interests, liens, encumbrances, actions, claims, demands and equities of any nature whatsoever or howsoever arising and any rights or privileges capable of becoming any of the foregoing;

            1.1.13. Intentionally deleted;

            1.1.14. "Governmental Authority" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing;

            1.1.15. "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements
                  Act of 1976, as amended;

            1.1.16. "Interim Period" means the period from and including the date of this Agreement to and including the Closing Date;

            1.1.17. "License Rights" means all license and distribution rights relating to the Business described in Schedule 1.1.17 attached hereto;

            1.1.18. "Lien" means, with respect to any asset, any mortgage, lien, claim, pledge, charge, security interest or other encumbrance of any kind in respect of such asset;

            1.1.19. "Material Adverse Effect" means with respect to a Person or entity, a material adverse effect on the assets, properties, business, operations, financial condition or results of operations of such Person or entity and its subsidiaries taken as a whole;

            1.1.20. "Person" means and includes any individual, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, joint venture, syndicate, association, trust, government, governmental agency or board or commission or authority, and any other form of entity or organization;

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            1.1.21. "Principal" means any manufacturer which the Vendor represents in the sales and service of the manufacturer's products;

            1.1.22. "Purchase Price" means the sum of $1,426,000 which is the amount, subject to adjustments as herein provided, payable by the Purchaser to the Vendor for all of the Purchased Assets, as provided herein;

            1.1.23. "Purchased Assets" means the undertaking and assets of the
                  Business which are to be sold by the Vendor to the Purchaser pursuant to Section 2;

            1.1.24. Intentionally deleted.

            1.1.25. "Warranty Claim" means a claim made by either the Purchaser or the Vendor based on or with respect to the inaccuracy or non-performance or non-fulfilment or breach of any representation or warranty made by the other party contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby.

      1.2. BEST OF KNOWLEDGE. Any reference herein to "the best of the knowledge" of the Vendor will be deemed to mean the actual knowledge of the Vendor and the knowledge which it would have had if it had conducted an inquiry into the relevant subject matter that a reasonably prudent person would have conducted under similar circumstances.

      1.3. SCHEDULES. The Schedules which are attached to this Agreement are incorporated in this Agreement by reference and are deemed to be part hereof.

      1.4. CURRENCY. Unless otherwise indicated, all dollar amounts referred to in this Agreement are in lawful money of the United States of America.

      1.5. CHOICE OF LAW AND ATTORNMENT. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Province of Ontario, Canada.

      1.6. INTERPRETATION NOT AFFECTED BY HEADINGS OR PARTY DRAFTING. The division of this Agreement into articles, sections, paragraphs, subparagraphs and clauses and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "herein", "hereunder" and similar expressions refer to this Agreement and the Schedules hereto and not to any particular article, section, paragraph, subparagraph, clause or other portion and include any agreement or instrument supplementary or ancillary hereto. Each party hereto acknowledges that it and its legal counsel have reviewed and participated in settling the terms of this Agreement, and the parties hereby agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party shall not be applicable in the interpretation of this Agreement.

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                                       5


      1.7. NUMBER AND GENDER. In this Agreement, unless there is something in the subject matter or context inconsistent therewith:

            1.7.1. words in the singular number include the plural and such words shall be construed as if the plural had been used,

            1.7.2. words in the plural include the singular and such words shall be construed as if the singular had been used, and

            1.7.3. words importing the use of any gender shall include all genders where the context or party referred to so requires, and the rest of the sentence shall be construed as if the necessary grammatical and terminological changes had been made.

      1.8.  TIME OF ESSENCE. Time shall be of the essence.

2.    PURCHASE AND SALE

      2.1. PURCHASED ASSETS. On the terms and subject to the fulfilment of the conditions, the Vendor hereby agrees to sell, transfer and assign to the Purchaser, and the Purchaser hereby agrees to purchase and accept from the Vendor as of the Closing Date, assets, rights and interests of the Vendor listed in Schedule 2.1, as attached hereto (the "Purchased Assets"), and will include the following assets:

            2.1.1. Accounts Receivable: all accounts receivable, trade accounts, notes, receivables, book debts and other debts due or accruing to the Vendor in connection with the Purchased Assets and the full benefit of all securities for such accounts, notes or debts described in Schedule 2.1.1 (the "Accounts Receivable");

            2.1.2. Computer Equipment: all of the Vendor's right, title and interest in all computer hardware and firmware used in the Business including, without limitation, that described in
                  Schedule 2.1.2 attached hereto;

            2.1.3. Customer Lists and Information: all customer lists, files, data and information relating to customers and prospective customers of the Business as of the Closing Time including, without limitation, the customer list which has been delivered by the Vendor to the Purchaser prior to the Closing Date described in Schedule 2.1.3 attached hereto;

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            2.1.4. Customer Contracts: all right, title and interest of the
                  Vendor in and to all Customer Contracts, all of which are listed in Schedule 2.1.4 attached hereto;

            2.1.5. Goodwill, Name, etc.: the goodwill of the Business, together with the exclusive right of the Purchaser to represent itself as carrying on the Business in continuation of and in succession to the Vendor, and all rights in and title to the name and trademark "HRSoft" or any variation of same (Notwithstanding the transfer of all rights in and title to the name "HRSoft", the Purchaser acknowledges that the Vendor's corporate name shall continue to be "HRSoft, LLC" until such time as the Vendor is able to change its corporate name. The Vendor undertakes and agrees to effect the change of its corporate name to something that does not contain the name "HRSoft, LLC" or any variation thereof, as soon as practicably possible, but in no event longer than thirty (30) days from the Closing Date);

            2.1.6. Technology, Intellectual Property and Software: all of its
                  world wide right, title and interest in and to any intellectual property rights including but not limited to all trade secrets, research data, designs, proprietary know-how, technical information, specifications and materials in whatever form or media recording or evidencing technology or proprietary information used in or relating to the Business, and all rights and interests in and to all inventions, patents, applications for patents, copyrights, trade marks, trade mark registrations, trade names, logos, industrial designs, design patents, and other intellectual property used in or relating to the Business, and all computer software and any intellectual or industrial property of any nature whatsoever which it may have in any components or features of the computer software used in the Business including the software products known as HRM Connect, Charter and including all related codes, related source, object or any application codes, specifications, documentation, revisions, enhancements and modifications thereto, in whatever form and media to which the Vendor has any right or interest for the full duration of all such rights, and any renewals or extensions thereof, all of which is listed in Schedule 2.1.6 attached hereto;

            2.1.7. Licence Rights: all licence and distribution rights relating to the Business granted to the Vendor by any third party under all contracts and agreements (written or oral), all of which are listed in Schedule 1.1.17 attached hereto;

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            2.1.8. Regulatory Licenses: all licenses, registrations and qualifications of the Business required by any governmental or regulatory authority, to the extent transferable;

            2.1.9. Supply Contracts: the full benefit of all contracts providing for the supply of goods and services to the Business, subject to the Purchaser's review and acceptance of such contracts and agreements prior to the Closing Date; and

            2.1.10. Warranty Rights and Maintenance Contracts: the full benefit of all warranties and warranty rights (express and implied) against manufacturers or sellers which apply to any of the Purchased Assets and all maintenance contracts on machinery, equipment and the other Purchased Assets, subject to the Purchaser's review and acceptance of such contracts and agreements prior to the Closing Date.

      2.2. UNASSIGNABLE CONTRACTS. If any rights, benefits or remedies (the "Rights") under any Assumed Contracts are not assignable by the Vendor to the Purchaser without the written consent of the other party thereto (the "Third Party") and such consent is not obtained, then, unless the Purchaser exercises its rights under Section 6.2,

            2.2.1. the Vendor will hold the Rights for the benefit of the
                  Purchaser,

            2.2.2. the Vendor will, at the request and expense and under the direction of the Purchaser, in the name of the Vendor or otherwise as the Purchaser shall specify, take all such actions and do all such things as shall, in the opinion of the Purchaser, be necessary or desirable in order that the obligations of the Vendor under such Assumed Contracts may be performed in a manner such that the value of the Rights shall be preserved and shall enure to the benefit of the Purchaser and such that all moneys receivable under the Assumed Contracts may be received by the Purchaser,

            2.2.3. the Vendor will promptly pay over to the Purchaser all such moneys collected by the Vendor in respect of such Assumed Contracts, and

            2.2.4. to the extent permitted by the Third Party and provided, in the Purchaser's opinion, it would not be prejudicial to the Purchaser's rights to do so, the Purchaser will perform the obligations under such Assumed Contracts on behalf of the Vendor, and will indemnify the Vendor against all liabilities, costs and expenses incurred by the Vendor in performing such obligations.

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      2.3.  EXCLUDED LIABILITIES AND INDEMNITY. The Purchaser will not assume and will not be liable for, and the Vendor will indemnify the Purchaser from and against, all obligations, commitments and liabilities of and claims against the Vendor (whether absolute, accrued or contingent) relating to the Business, except the Assumed Liabilities. Without limiting the generality of the foregoing, it is agreed that the Purchaser will have no liability for any of the following obligations or liabilities:

            2.3.1. all liabilities in respect of all indebtedness of the Vendor to all persons;

            2.3.2. all product liability claims and liabilities for warranty or product return claims relating to any product or service of the Business produced, sold, performed or delivered prior to the Closing Date;

            2.3.3. all liabilities for all taxes, duties, levies, assessments and other such charges, including any penalties, interests and fines with respect thereto, payable by the Vendor to any federal, state, municipal or other government or governmental agency, authority, board, bureau or commission, domestic or foreign, including, without limitation, any taxes in respect of or measured by the sale, consumption or performance by the Vendor of any product or service prior to the Closing Date or any similar legislation in respect of all remuneration payable to all persons employed in the Business prior to the Closing Date;

            2.3.4. all liabilities with respect to leases for the Vendor's facilities in Morristown, New Jersey and Fairfield, Iowa.

            2.3.5. all other liabilities of any nature whatsoever, known or unknown, due or to become due, not expressly assumed by Purchaser pursuant to this Agreement.

      2.4. ASSUMED LIABILITIES. The Purchaser shall be liable for, and shall indemnify Vendor from and against, all obligations, commitments and liabilities relating to the Assumed Liabilities.

      2.5. PURCHASE PRICE. The purchase price will not exceed the assumption of $1,426,000 in payables, bank debt, settlement and employee payroll of the Vendor by the Purchaser.

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      2.6.  PAYMENT OF PURCHASE PRICE. Purchaser and Vendor mutually agree that the Purchase Price will be paid and satisfied at the Closing Time as follows:

            2.6.1. by delivery on behalf of the Vendor certified or bank checks:
                  (i) in the amount of $XXXX to Hudson United Bank, in satisfaction of Loan Number [XXXXX]; and (ii) in the amount of $XXXXX to PNC Bank, in satisfaction of Loan Number [XXXXXX];

            by assuming the outstanding liabilities of the Vendor as attached in Schedule 2.6.2 hereto and 2.6.2.by application to the Purchase Price of the pre-closing loan in the amount of $100,000 made by the Purchaser to the Vendor in satisfaction of the of the promissory note executed by the Vendor dated September 30, 2004.

      2.7. ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Purchased Assets in the manner provided by Schedule 2.7 attached hereto. The Vendor and the Purchaser shall file their respective tax returns prepared in accordance with such allocation.

      2.8. PAYMENT OF TAXES. The Purchaser shall be liable for and shall pay all applicable federal and state sales taxes, excise taxes and all other taxes, duties and other like charges properly payable, except for any income tax payable by the Vendor, on and in connection with the conveyance and transfer of the Purchased Assets to the Purchaser. The Vendor will do and cause to be done such things as are reasonably requested to enable the Purchaser to comply with such obligation in an efficient manner.

3.    REPRESENTATIONS AND WARRANTIES

      3.1. REPRESENTATIONS AND WARRANTIES BY THE VENDOR. The Vendor hereby represents and warrants to the Purchaser and Workstream as follows, and confirm that the Purchaser and Workstream is relying upon the accuracy of each of such representations and warranties in connection with the purchase of the Purchased Assets and the completion of the other transactions hereunder:

            3.1.1. Corporate Authority and Binding Obligation. The Vendor has
                  good right, full corporate power and absolute authority to enter into this Agreement and to sell, assign and transfer the Purchased Assets to the Purchaser in the manner contemplated herein and to perform all of the Vendor's obligations under this Agreement. The Vendor and its shareholders and board of directors have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement and the sale and transfer of the Purchased Assets by the Vendor to the Purchaser. This Agreement is a legal, valid and binding obligation of the Vendor, enforceable against it in accordance with its terms.

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            3.1.2. No Other Purchase Agreements. No person has any agreement, option, understanding or commitment, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, option or commitment, for the purchase or other acquisition from the Vendor of any Purchased Assets, or any rights or interest therein, other than in the ordinary course of the Business.

            3.1.3. Contractual and Regulatory Approvals. Except as specified in
                  Schedule 3.1.3 attached hereto, the Vendor is not under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licences, certifications, authorizations or approvals of, or notifications to, any federal, state, municipal or local government or governmental agency, board, commission or authority are required to be obtained by the Vendor,

                  3.1.3.1. in connection with the execution, delivery or
                        performance by the Vendor of this Agreement or the completion of any of the transactions contemplated herein,

                  3.1.3.2. to avoid the loss of any permit, licence,
                        certification or other authorization relating to the Purchased Assets, or

                  3.1.3.3. in order that the authority of the Purchaser to carry out the Assumed Contracts in this ordinary course and in the same manner as presently carried out by the Vendor.

                  Complete and correct copies of any agreements under which the Vendor is obligated to request or obtain any such consent have been provided to the Purchaser.

            3.1.4. Status and Governmental Licences.

                  3.1.4.1. The Vendor is a corporation duly incorporated,
                        validly existing and in good standing in all respects under the laws of its jurisdiction of incorporation. The Vendor has all necessary corporate power to own, lease and operate its assets, properties and business and to carry on its business as it is now being conducted and is in good standing in every jurisdiction in which the nature of its business or the location of its properties requires such qualification or licensing. Schedule 3.1.4 attached hereto sets forth all jurisdictions in which the Vendor is qualified or licensed to do business as a corporation.

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                  3.1.4.2. The Vendor holds all necessary licences,
                        registrations and qualifications in each jurisdiction in which,

                        (i)   it owns or leases any of the Purchased Assets, or

                        (ii) the nature of the Purchased Assets or any part thereof, makes such qualification necessary or desirable to enable the Purchased Assets to be owned, leased and/or operated.

                  All of the Vendor's licences, registrations and qualifications are listed in Schedule 3.1.4 attached hereto and are valid and subsisting. Complete and correct copies of the licences, registrations and qualifications have been delivered to the Purchaser. The Vendor is in compliance with all terms and conditions of the licences, registrations and qualifications. There are no proceedings in progress, pending or, to the best of the knowledge of the Vendor, threatened, which could result in the revocation, cancellation or suspension of any of the licences, registrations or qualifications.

            3.1.5. Compliance with Constating Documents, Agreements and Laws.
                  The execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein by the Vendor, and the completion of the transactions contemplated hereby, will not constitute or result in a violation, breach or default, or cause the acceleration of any obligations under:

                  3.1.5.1. any term or provision of any of the articles, by-laws or other constating documents of the Vendor,

                  3.1.5.2. subject to obtaining the contractual consents
                        referred to in Schedule 3.1.3 , the terms of any indenture, agreement (written or oral), instrument or understanding or other obligation or restriction to which the Vendor is a party or by which it is bound including, without limitation, any of the Assumed Contracts, or

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                  3.1.5.3. subject to obtaining the regulatory consents referred to in Schedule 3.1.3, any term or provision of any of the Licences or any order of any court, governmental authority or regulatory body or any law or regulation of any jurisdiction in which the Business is carried on.

                  3.1.5.4. Absence of Undisclosed Liabilities. There are no
                        undisclosed liabilities (contingent or otherwise) of the Vendor of any kind whatsoever in respect of which the Purchaser may become liable on or after the consummation of the transactions contemplated by this Agreement.

            3.1.6. Litigation. Except for the matters referred to in Schedule
                  3.1.6 attached hereto, there are no actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of the Vendor) pending or, to the best of the knowledge of the Vendor, threatened, by or against or affecting the Vendor which may affect the Purchased Assets, at law or in equity, or before or by any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Except for the matters referred to in Schedule 3.1.6 there are no grounds on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

            3.1.7. Title to Purchased Assets. The Vendor is the owner of and has good and marketable title to all of the Purchased Assets free and clear of all Liens, subject to the payment at the Closing Time of the liabilities owed by Vendor to Hudson United Bank and PNC (Fleet) and the subsequent filing of UCC3s by such institutions releasing the Liens with respect to such liabilities.

            3.1.8. Works Orders and Deficiencies. There are no outstanding work orders, non-compliance orders, deficiency notices or other such notices relative to the Purchased Assets which have been issued by any regulatory authority, police or fire department, sanitation, environment, labour, health or other governmental authorities or agencies. There are no matters under discussion with any such department or authority relating to work orders, non-compliance orders, deficiency notices or other such notices. None of the Purchased Assets are being operated, in a manner which is in contravention of any statute, regulation, rule, code, standard or policy.

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            3.1.9. Leases of Personal Property. Schedule 3.1.9 attached hereto describes all leases of equipment and vehicles relating to or included in the Purchased Assets. Complete and correct copies of those leases have been provided to the Purchaser. The Vendor is entitled to all rights and benefits as lessee under those leases, and the Vendor has not sublet, assigned, licensed or otherwise conveyed any rights in those leases or in the property leased thereunder to any other person. All payments and other obligations required to be paid and performed by the Vendor under those leases have been duly paid and performed; the Vendor is not in default of any its obligations under those leases; and, to the best of the knowledge of the Vendor, none of the lessors or any other parties to those leases are in default of any of their obligations under those leases. The Vendor is entitled to assign all of its right and interest under those leases and in and to the property leased thereunder to the Purchaser subject to obtaining the consents referred to in Schedule 3.1.3 attached hereto. Subject to obtaining such consents, the terms and conditions of those leases will not be affected by, nor will any of those leases be in default as a result of, the completion of the transaction contemplated hereunder.

            3.1.10. Intellectual Property.

                  3.1.10.1. Section 2.1.6 and Schedule 2.1.6 attached hereto lists and contains a complete description of:

                        (i)   all patents, patent applications and
                              registrations, trade marks, trade mark
                              applications and registrations, copyrights, copyright applications and registrations, trade names and industrial designs, domestic or foreign, owned or used by the Vendor and included as part of the Purchased Assets,

                        (ii) all trade secrets, know-how, inventions and other intellectual property owned or used by the Vendor and included as part of the Purchased Assets,

                        (iii) all computer systems and application software,
                              including without limitation all documentation relating thereto and the latest revisions of all related object and source codes therefor, owned or used by the Vendor and included as part of the Purchased Assets,

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                                       14


                        (all of the foregoing being collectively called the "Intellectual Property").

                  3.1.10.2. The Vendor has good and valid title to all of the
                        Intellectual Property, free and clear of any and all Encumbrances, except in the case of any Intellectual Property licensed to the Vendor as disclosed in Schedule
                        2.1.6. Complete and correct copies of all agreements whereby any rights in any of the Intellectual Property have been granted or licensed to the Vendor have been provided to the Purchaser. No royalty or other fee is required to be paid by the Vendor to any other person in respect of the use of any of the Intellectual Property except as provided in such agreements delivered to the Purchaser. The Vendor has protected its rights in the Intellectual Property in the manner and to the extent described in Schedule 2.1.6. Except as indicated in
                        Schedule 2.1.6, the Vendor has the exclusive right to use all of the Intellectual Property and has not granted any licence or other rights to any other person in respect of the Intellectual Property. Complete and correct copies of all agreements whereby any rights in any of the Intellectual Property have been granted or licensed by the Vendor to any other person have been provided to the Purchaser. The Vendor is entitled to assign all of its rights and interest in and to the Intellectual Property to the Purchaser subject to obtaining the consents referred to in Schedule 3.1.3 attached hereto.

                  3.1.10.3. Subject to obtaining the aforesaid consents, and except as disclosed in Schedule 2.1.6, there are no restrictions on the ability of the Vendor or any successor to or assignee from the Vendor to use and exploit all rights in the Intellectual Property. All statements contained in all applications for registration of the Intellectual Property were true and correct as of the date of this Agreement of such applications. Each of trade marks and trade names included in the Intellectual Property is in use.

                  3.1.10.4. The use of the Intellectual Property does not
                        infringe, and the Vendor has not received any notice, complaint, threat or claim alleging infringement of, any patent, trade mark, trade name, copyright, industrial design, trade secret or other Intellectual Property or propriety right of any other person, and the conduct of the Business does not include any activity which may constitute passing off.

            3.1.11. Affiliates. None of the Purchased Assets are owned or operated by any Affiliate of the Vendor.

            3.1.12. Partnerships or Joint Ventures. Except as set forth on
                  Schedule 1.1.17, the Vendor is not, in relation to any part of the Purchased Assets, a partner or participant in any partnership, joint venture, profit-sharing arrangement or other association of any kind and is not party to any agreement under which the Vendor agrees to carry on any part of the Business in such manner or by which the Vendor agrees to share any revenue or profit relating to the Purchased Assets with any other person.

            3.1.13. Customers. The Vendor has delivered to the Purchaser a true and complete list of all customers of the Business, as it relates to the Purchased Assets, as of the date of this Agreement. The Vendor is the sole and exclusive owner of, and has the unrestricted right to use, such customer list. Other than as set forth on Schedule 3.1.13, neither the customer list nor any information relating to the customers of the Business, as they related to the Purchased Assets, have, within three years prior to the date of this Agreement, been made available to any person other than the Purchaser except pursuant to a written agreement containing an obligation of confidentiality. The Vendor has no knowledge of any facts which could reasonably be expected to result in the loss of any customers or sources of revenue of the Business which, in the aggregate, would materially affect the Purchased Assets.

            3.1.14. Warranties and Discounts. Except as described in Schedule
                  3.1.14 attached hereto,

                  3.1.14.1. the Vendor has not given any guarantee or warranty in respect of any of the products sold or the services provided as part of the Purchased Assets, except warranties made in the form of the standard written warranty, a copy of which has been provided to the Purchaser, and except for warranties implied by law;

                  3.1.14.2. except as set forth on Schedule 3.1.14, during each of the three fiscal years of the Vendor ended immediately preceding the date, no claims have been made against the Vendor for breach of warranty or contract requirement or negligence or for a price adjustment or other concession in respect of any defect in or failure to perform or deliver any products, services or work in connection with the Purchased Assets which had, in any such year, an aggregate cost exceeding $1,000;

                  3.1.14.3. there are no repair contracts or maintenance
                        obligations in favor of the customers or users of the Purchased Assets except obligations incurred in accordance with standard terms, a copy of which has been provided to the Purchaser;

                  3.1.14.4. the Vendor is not now subject to any agreement or commitment, and the Vendor has not, within three years prior to the date of this Agreement, entered into any agreement with or made any commitment to any customer of the Business in relation to the Purchased Assets which would require the repurchase of any products sold to such customers or adjustment of any price or the granting of any refund, discount or other concession to such customer; and

                  3.1.14.5. the Vendor is not required to provide any letters of credit, bonds or other financial security arrangements in connection with any transactions with any suppliers or customers of the Business relating to the Purchased Assets.

            3.1.15. Licences, Agency and Distributorship Agreements. Schedule
                  1.1.17 attached hereto lists all agreements to which the Vendor is a party or by which it is bound under which the right to manufacture, use or market any product, service, technology, information, data, computer hardware or software or other property used in or produced or sold by the Business in relation to the Purchased Assets has been granted, licensed or otherwise provided to the Vendor or by the Vendor to any other person, or under which the Vendor has been appointed or any person has been appointed by the Vendor as an agent, distributor, licensee or franchisee for any of the foregoing. Complete and correct copies of all of the agreements relating to the License Rights have been provided to the Purchaser. The Vendor is entitled to assign all of its interest in the License Rights to the Purchaser subject to obtaining the consents referred to in Schedule 3.1.3 attached hereto. None of the agreements relating to the License Rights grant to any person any authority to incur any liability or obligation or to enter into any agreement on behalf of the Vendor.

            3.1.16. Outstanding Agreements. Other than as has been disclosed to
                  Vendor during due diligence, the Vendor is not a party to or bound by any outstanding or executory agreement, contract or commitment, whether written or oral, relating to the Purchased Assets, except for those agreements set out in this Agreement or in the Schedules hereto. Complete and correct copies of each of the contracts, leases and agreements described in the Schedules attached hereto have been provided to the Purchaser.

            3.1.17. Good Standing of Agreements. The Vendor is not in material default or breach of any of its obligations under any one or more contracts, agreements (written or oral), commitments, indentures or other instruments to which it is a party or by which it is bound relating to the Purchased Assets, and there exists no state of facts which, after notice or lapse of time or both, would constitute such a default or breach. All such contracts, agreements, commitments, indentures and other instruments are now in good standing and in full force and effect without amendment thereto, the Vendor is entitled to all benefits thereunder and, to the best of the knowledge of the Vendor, the other parties to such contracts, agreements, commitments, indentures and other instruments are not in material default or breach of any of their obligations thereunder. There are no contracts, agreements, commitments, indentures or other instruments relating to the Purchased Assets under which the Vendor's rights or the performance of its obligations are dependent on or supported by the guarantee of or any security provided by any other person.

            3.1.18. Compliance with Laws. In relation to the Business, the
                  Vendor to the best of its knowledge is not in violation of any federal, state or other law, regulation or order of any government or governmental or regulatory authority, domestic or foreign.

            3.1.19. Accounts Receivable. All Accounts Receivable are bona fide and good and to the best of its knowledge, subject to an allowance for doubtful accounts taken in accordance with generally accepted accounting principles, collectible without set-off or counterclaim.

            3.1.20. Copies of Documents. Complete and correct copies (including all amendments) of all contracts, leases and other documents referred to in this Agreement or any Schedule hereto or required to be disclosed hereby have been delivered to the Purchaser.

            3.1.21. Disclosure. No representation or warranty contained in this
                  Section 3.1, and no statement contained in any Schedule, certificate, list, summary or other disclosure document provided or to be provided to the Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact which is necessary in order to make the statements contained therein not misleading.

            3.1.22. Recitals. The recitals set forth in the first page of this
                  Agreement are true and correct.

            3.1.23. Antitrust. Any waiting period applicable to the transactions contemplated herein under the HSR Act shall have been terminated or shall have expired.

      3.2. REPRESENTATIONS AND WARRANTIES BY THE PURCHASER AND/OR WORKSTREAM. The Purchaser and/or Workstream hereby represents and warrants to the Vendor as follows, and confirms that the Vendor is relying on the accuracy of each of such representations and warranties in connection with the sale of the Purchased Assets and the completion of the other transactions hereunder:

            3.2.1. Corporate Authority and Binding Obligation. The Purchaser is
                  a corporation duly incorporated and validly subsisting in all respects under the laws of its jurisdiction of incorporation. The Purchaser has good right, full corporate power and absolute authority to enter into this Agreement and to purchase the Purchased Assets from the Vendor in the manner contemplated herein and to perform all of the Purchaser's obligations under this Agreement. The Purchaser and its shareholders and board of directors have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement and the purchase of the Purchased Assets by the Purchaser from the Vendor. This Agreement is a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms.

            3.2.2. Contractual and Regulatory Approvals. Except as specified in
                  Schedule 3.2.2 attached hereto, the Purchaser is not under any obligation, contractual or otherwise to request or obtain the consent of any person, and no permits, licences, certifications, authorizations or approvals of, or notifications to, any federal, state, municipal or local government or governmental agency, board, commission or authority are required to be obtained by the Purchaser in connection with the execution, delivery or performance by the Purchaser of this Agreement or the completion of any of the transactions contemplated herein. Complete and correct copies of any agreements under which the Purchaser is obligated to request or obtain any such consent have been provided to the Vendor.

            3.2.3. No Conflicts. Except as set forth in Schedule 3.2.3 attached hereto, the execution, delivery and performance of this Agreement by the Purchaser and Workstream and the consummation by the Purchaser and Workstream of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Purchaser or Workstream's Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Purchaser or Workstream is a party or by which any of its respective properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature whatsoever on any property of the Purchaser or Workstream under any agreement or any commitment to which the Purchaser or Workstream is a party or by which the Purchaser or Workstream is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Purchaser or Workstream or any of its subsidiaries or by which any property or asset of the Purchaser or Workstream or any of its subsidiaries are bound or affected, except, in all cases other than violations pursuant to clause (i) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Purchaser or Workstream and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Purchaser or Workstream is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, provided that, for purposes of the representation made in this sentence, the Purchaser and Workstream is assuming and relying upon the accuracy of the relevant representations and agreements of the Vendor herein.

            3.2.4. Governmental Approvals. Except as set forth in the Commission
                  Documents or on Schedule 3.2.4 hereto, and except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution, or the performance by the Purchaser or Workstream of its obligations under this Agreement.

            3.2.5. Investment Company Act Status. The Purchaser and Workstream
                  is not, and as a result of and immediately upon the Closing Date will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended

            3.2.6. Bulk Transfer Laws. The Buyer acknowledges that the Seller will not comply with the provisions of the bulk transfer Laws of any jurisdiction in connection with the transactions contemplated by this Agreement. The Seller and Ryan Tweedie, Tony Molnar, Chris Mueller and Dick Tonnemacher hereby jointly and severally covenant and agree to indemnify and hold harmless from and against any and all claims of the Seller's creditors or others asserted against the Buyer or any of its Affiliates resulting from such non-compliance

4.    SURVIVAL AND LIMITATIONS OF REPRESENTATIONS AND WARRANTIES

      4.1. SURVIVAL OF WARRANTIES BY THE VENDOR. The representations and warranties made by the Vendor and contained in this Agreement, or contained in any document or certificate given in order to carry out the transactions contemplated hereby, will survive the closing of the purchase of the Purchased Assets provided for herein and, notwithstanding such closing or any investigation made by or on behalf of the Purchaser, Workstream or any other person or any knowledge of the Purchaser, Workstream or any other person, shall continue in full force and effect for the benefit of the Purchaser or Workstream, except that no Warranty Claim may be made or brought by the Purchaser or Workstream after the date which is two years following the Closing Date.

            After the expiration of the period of time referred to in this section 4.1, the Vendor will be released from all obligations and liabilities in respect of the representations and warranties made by the Vendor and contained in this Agreement or in any document or certificate given in order to carry out the transactions contemplated hereby except with respect to any claims made by the Purchaser and/or Workstream in writing prior to the expiration of such period.

      4.2. SURVIVAL OF WARRANTIES BY PURCHASER AND WORKSTREAM. The representations and warranties made by the Purchaser and/or Workstream and contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby will survive the closing of the purchase and sale of the Purchased Assets provided for herein and, notwithstanding such closing or any investigation made by or on behalf of the Vendor or any other person or any knowledge of the Vendor or any other person, shall continue in full force and effect for the benefit of the Vendor except that no Warranty Claim may be made or brought by the Vendor after the date which is two years following the Closing Date.

            After the expiration of the period of time referred to in this section 4.2, the Purchaser and Workstream will be released from all obligations and liabilities in respect of the representations and warranties made by the Purchaser and/or Workstream and contained in this Agreement or in any document or certificate given in order to carry out the transactions contemplated hereby except with respect to any claims made by the Purchaser and/or Workstream in writing prior to the expiration of such period.

      4.3.  LIMITATIONS ON WARRANTY CLAIMS.

            4.3.1. The Purchaser and/or Workstream shall not be entitled to make a Warranty Claim if the Purchaser and/or Workstream has been advised in writing or otherwise has actual knowledge prior to the Closing Time of the inaccuracy, non-performance, non-fulfilment or breach which is the basis for such Warranty Claim and the Purchaser and/or Workstream completes the transactions hereunder notwithstanding such inaccuracy, non-performance, non-fulfilment or breach.

            4.3.2. The amount of any damages which may be claimed by the
                  Purchaser and/or Workstream pursuant to a Warranty Claim shall be calculated to be the cost or loss to the Purchaser and/or Workstream after giving effect to any insurance proceeds available to the Purchaser and/or Workstream in relation to the matter which is the subject of the Warranty Claim.

            4.3.3. The Purchaser and/or Workstream shall not be entitled to make any Warranty Claim until the aggregate amount of all damages, losses, liabilities and expenses incurred by the Purchaser and/or Workstream as a result of all misrepresentations and breaches of warranties contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby, after taking into account section 4.3.2 of this section, is equal to $20,000. After the aggregate amount of such damages, losses, liabilities and expenses incurred by the Purchaser and/or Workstream exceeds $20,000, the Purchaser and/or Workstream shall only be entitled to make Warranty Claims to the extent that such aggregate amount, after taking into account the provisions of section 4.3.2 of this section, exceeds $20,000.

            4.3.4. Notwithstanding any other provisions of this Agreement or of any agreement, certificate or other document made in order to carry out the transactions contemplated hereby, the maximum aggregate liability of the Vendor together in respect of all Warranty Claims by the Purchaser and/or Workstream will be limited to an amount equal to the Purchase Price.

5.    COVENANTS

      5.1. COVENANTS BY THE VENDOR. The Vendor covenants to the Purchaser and Workstream that it will do or cause to be done the following:

            5.1.1. Investigation of Business and Examination of Documents.
                  During the Interim Period, the Vendor will provide access to and will permit the Purchaser, through its representatives, to make such investigation of, the operations, properties, assets and records of the Business and of its financial and legal condition as the Purchaser deems necessary or advisable to familiarize itself with such operations, properties, assets, records and other matters relating to the Purchased Assets. Without limiting the generality of the foregoing, during the Interim Period the Vendor will permit the Purchaser and its representatives to have access to the premises used in connection with the Business and will produce for inspection and provide copies to the Purchaser of:

                  5.1.1.1. all agreements and other documents referred to in
                        Section 3.1 or in any of the Schedules attached hereto and all other documents of or in the possession of the Vendor relating to the Purchased Assets; and

                  5.1.1.2. all other information which, in the reasonable
                        opinion of the Purchaser's representatives, is required in order to make an examination of the Purchased Assets.

            5.1.2. Continuation of Representations and Warranties. Any
                  investigations and inspections conducted by Purchaser shall not mitigate or affect the representations and warranties of the Vendor hereunder, which shall continue in full force and effect.

            5.1.3. Transfer of Purchased Assets. At or before the Closing Time, the Vendor will cause all necessary steps and corporate proceedings to be taken in order to permit the Purchased Assets to be duly and regularly transferred to the Purchaser.

            5.1.4. Forms of Conveyance. At the Closing Time, the Vendor will deliver to the Purchaser good and marketable title to and exclusive possession of the Purchased Assets, free and clear of any and all Encumbrances. At the Closing Time, the Vendor will execute and deliver to the Purchaser one or more forms of general conveyance, or bills of sale, deeds, transfers and other documents reasonably requested by the Purchaser in respect of the assignment, conveyance, transfer and delivery of the Purchased Assets to the Purchaser in form which is registrable and acceptable to the Purchaser.

            5.1.5. Transfer of Assumed Contracts. At the Closing Time, the
                  Vendor will deliver to the Purchaser:

                  5.1.5.1. an executed original or certified to copy of each of the Assumed Contracts and, as to any copy to which authenticity is certified, an officer's certificate attesting thereto and to the absence of an original,

                  5.1.5.2. one or more forms of assignment of the Assumed
                        Contracts in form acceptable to the Purchaser, and

                  5.1.5.3. consents to the assignment of all of the Assumed
                        Contracts under which consent is required executed by all persons whose consent is required in form acceptable to the Purchaser.

      5.2. COVENANTS BY THE PURCHASER AND/OR WORKSTREAM. The Purchaser and/or Workstream covenants to the Vendor that it will do or cause to be done the following:

            5.2.1. Confidentiality. Prior to the Closing Time and, if the
                  transaction contemplated hereby is not completed, at all times after the Closing Time, the Purchaser will keep confidential all information obtained by it relating to the Purchased Assets and Business, except such information which:

                  5.2.1.1. prior to the date of this Agreement was already in the possession of the Purchaser not pursuant to any obligation of confidentiality, as demonstrated by written records,

                  5.2.1.2. is generally available to the public, other than as a result of a disclosure by the Purchaser, or

                  5.2.1.3. is made available to the Purchaser on a
                        non-confidential basis from a source other than the Vendor, or its representatives.

                  5.2.1.4. The Purchaser further agrees that such information will be disclosed only to those of its employees and representatives of its advisors who need to know such information for the purposes of evaluating and implementing the transaction contemplated hereby. Notwithstanding the foregoing provisions of this paragraph, the obligation to maintain the confidentiality of such information will not apply to the extent that disclosure of such information is required in connection with governmental or other applicable filings relating to the transactions hereunder, provided that, in such case, unless the Vendor otherwise agrees, the Purchaser will, if possible, request confidentiality in respect of such governmental or other filings. If the transactions contemplated hereby are not consummated for any reason, the Purchaser will return forthwith, without retaining any copies, all information and documents obtained from the Vendor.

6.    CONDITIONS

      6.1. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER. Notwithstanding anything herein contained, the obligation of the Purchaser and/or Workstream to complete the transactions provided for herein will be subject to the fulfilment of the following conditions by the Vendor at or prior to the Closing Time and the Vendor covenants to ensure that such conditions are fulfilled.

            6.1.1. Accuracy of Representations and Warranties and Performance of
                  Covenants. The representations and warranties of the Vendor contained in this Agreement or in any documents delivered in order to carry out the transactions contemplated hereby shall be true and accurate on the date and at the Closing Time with the same force and effect as though such representations and warranties had been made as of the Closing Time (regardless of the date as of which the information in this Agreement or in any Schedule or other document made pursuant hereto is given). In addition, the Vendor shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by them at or prior to the Closing Time. In addition, the Vendor shall have delivered to the Purchaser a certificate in the form of Schedule 6.1.1 attached hereto confirming that the facts with respect to each of such representations and warranties by the Vendor are as set out herein at the Closing Time and that the Vendor has performed all covenants required to be performed by them hereunder.

            6.1.2. Material Adverse Changes. During the Interim Period there will have been no change in the Purchased Assets, howsoever arising, except changes which have occurred in the ordinary course of the Business and which, individually or in the aggregate, have not affected and may not affect the Purchased Assets in any material adverse respect. Without limiting the generality of the foregoing, during the Interim Period no damage to or destruction of any material part of the Purchased Assets shall have occurred, whether or not covered by insurance.

            6.1.3. No Restraining Proceedings. No order, decision or ruling of any court, tribunal or regulatory authority having jurisdiction shall have been made, and no action or proceeding shall be pending or threatened which, in the opinion of counsel to the Purchaser, is likely to result in an order, decision or ruling,

                  6.1.3.1. to disallow, enjoin, prohibit or impose any
                        limitations or conditions on the purchase and sale of the Purchased Assets contemplated hereby or the right of the Purchaser to own the Purchased Assets; or

                  6.1.3.2. to impose any limitations or conditions which may have a Material Adverse Effect on the Purchased Assets.

            6.1.4. Consents. All consents required to be obtained in order to carry out the transactions contemplated hereby in compliance with all laws and agreements binding on the parties hereto shall have been obtained, including the consents referred to in Schedules 3.1.3 and 3.2.2 attached hereto.

            6.1.5. Deliveries at Closing. At the Closing Time, the Vendor shall have delivered and/or Purchaser shall have received, all in form satisfactory to Purchaser:

                  6.1.5.1. an opinion of legal counsel for the Vendor in the form of the draft opinion attached hereto as Schedule 6.1.5, which opinion may rely on certificates of one or more senior officers of the Vendor as to factual matters and may rely upon opinions of local counsel with respect to matters governed by laws other than the laws of the State of New Jersey and the federal laws of United States applicable in the State of New Jersey;

                  6.1.5.2. a certificate of the Vendor in the form of the draft attached hereto as Schedule 6.1.5.2, whereby the Vendor assigns all of its intellectual property rights in the assets listed in Schedule 2.1.6;

                  6.1.5.3. form of assignment and assumption agreement whereby the Vendor assigns, and the Purchaser assumes, all of the Assumed Contracts;

                  6.1.5.4. bill of sale for the Purchased Assets

                  6.1.5.5. employment agreements for Ryan Tweedie, Tony Molnar,
                        Chris Mueller and Dick Tonnemacher are to be negotiated by Ryan Tweedie CEO and Mike Mullarkey CEO pursuant to existing and ongoing discussions;

                  6.1.5.6. a promissory note in the amount of $325,000, executed by the Vendor ("Promissory Note");

                  6.1.5.7. a guarantee of the Promissory Note, in an amount not to exceed $100,000; and

                  6.1.5.8. any other documents required to be delivered under this Agreement.

            6.1.6. Further Assurances. On and at any time after the Closing
                  Time, the Vendor shall furnish the Purchaser at no additional charge with such further written documentation in order to enable the Purchaser to establish, prove or perfect the Purchaser's ownership of any of the assets herein conveyed.

      6.2. WAIVER OR TERMINATION BY PURCHASER AND/OR WORKSTREAM. The conditions contained in Section 6.1 are inserted for the exclusive benefit of the Purchaser and/or Workstream and may be waived in whole or in part by the Purchaser and/or Workstream at any time. The Vendor acknowledges that the waiver by the Purchaser and/or Workstream of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition, as the case may be, and shall not constitute a waiver of any covenant, agreement, representation or warranty made by the Vendor herein that corresponds or is related to such condition or such part of such condition, as the case may be. If any of the conditions contained in
            Section 6.1 are not fulfilled or complied with as herein provided, the Purchaser and/or Workstream may, at or prior to the Closing Time at its option, rescind this Agreement by notice in writing to the Vendor and in such event the Purchaser and Workstream shall be released from all obligations hereunder and, unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by the Vendor, then the Vendor shall also be released from all obligations hereunder.

      6.3. CONDITIONS TO THE OBLIGATIONS OF THE VENDOR. Notwithstanding anything herein contained, the obligations of the Vendor to complete the transactions provided for herein will be subject to the fulfilment of the following conditions at or prior to the Closing Time, and the Purchaser and/or Workstream will use its best efforts to ensure that such conditions are fulfilled.

            6.3.1. Accuracy of Representations and Warranties and Performance of
                  Covenants. The representations and warranties of the Purchaser and Workstream contained in this Agreement or in any documents delivered in order to carry out the transactions contemplated hereby will be true and accurate on the date and at the Closing Time with the same force and effect as though such representations and warranties had been made as of the Closing Time (regardless of the date as of which the information in this Agreement or any such Schedule or other document made pursuant hereto is given). In addition, the Purchaser and Workstream shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by it at or prior to the Closing Time. In addition, the Purchaser and Workstream shall have delivered to the Vendor a certificate in the form of Schedule 6.3.1 attached hereto confirming that the facts with respect to each of the representations and warranties of the Purchaser and Workstream are as set out herein at the Closing Time and that the Purchaser and Workstream has performed each of the covenants required to be performed by it hereunder.

            6.3.2. No Restraining Proceedings. No order, decision or ruling of any court, tribunal or regulatory authority having jurisdiction shall have been made, and no action or proceeding shall be pending or threatened which, in the opinion of counsel to the Vendor, is likely to result in an order, decision or ruling, to disallow, enjoin or prohibit the purchase and sale of the Purchased Assets contemplated hereby.

            6.3.3. Consents. All consents required to be obtained in order to carry out the transactions contemplated hereby in compliance with all laws and agreements binding upon the parties hereto shall have been obtained, including the consents referred to in Schedules 3.1.3 and 3.2.2 attached hereto.

            6.3.4. Resolutions. Prior to the Closing, the Board of Directors of
                  the Purchaser and Workstream shall have adopted resolutions consistent with this Agreement in a form reasonably acceptable to the Vendor.

            6.3.5. Deliveries at Closing. At the Closing Time, the Purchaser
                  shall have delivered and/or Vendor shall have received, all in form satisfactory to Vendor:

                  6.3.5.1. form of assignment and assumption agreement whereby the Vendor assigns, and the Purchaser assumes, all of the Assumed Contracts;

                  6.3.5.2. form of assumption agreement whereby the Purchaser assumes all of the Assumed Liabilities;

                  6.3.5.3. employment agreements for Ryan Tweedie, Tony Molnar,
                        Chris Mueller and Dick Tonnemacher are to be negotiated by Ryan Tweedie CEO and Mike Mullarkey CEO pursuant to existing and ongoing discussions;

                  6.3.5.4. certified or bank check payable to Vendor in the
                        amount of $325,000 in connection with the delivery of the Promissory Note; and

                  6.3.5.5. any other documents required to be delivered under this Agreement.

      6.4.  WAIVER OR TERMINATION BY VENDOR. The conditions contained in Section
            6.3 are inserted for the exclusive benefit of the Vendor and may be waived in whole or in part by the Vendor at any time. The Purchaser and Workstream acknowledges that the waiver by the Vendor of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition, as the case may be, and shall not constitute a waiver of any covenant, agreement, representation or warranty made by the Purchaser and/or Workstream herein that corresponds or is related to such condition or such part of such condition, as the case may be. If any of the conditions contained in Section 6.3 are not fulfilled or complied with as herein provided, the Vendor may, at or prior to the Closing Time at their option, rescind this Agreement by notice in writing to the Purchaser and Workstream and in such event the Vendor shall each be released from all obligations hereunder and, unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by the Purchaser and/or Workstream, then the Purchaser and Workstream shall also be released from all obligations hereunder.

7.    CLOSING

      7.1. CLOSING ARRANGEMENTS. Subject to the terms and conditions , the transactions contemplated herein shall be closed at the Closing Time at the offices of Perley-Robertson, Hill & McDougall LLP, 90 Sparks Street, 4th Floor, Ottawa, ON K1P 1E2, Canada or at such other place or places as may be mutually agreed on by the Vendor and the Purchaser.

      7.2. DOCUMENTS TO BE DELIVERED. At or before the Closing Time, the Vendor shall execute, or cause to be executed, and shall deliver, or cause to be delivered, to the Purchaser all documents set forth in Section 6 and all other documents, instruments and things which are to be delivered by the Vendor pursuant to the provisions of this Agreement, and the Purchaser and/or Workstream shall execute, or cause to be executed, and shall deliver, or cause to be delivered, to the Vendor all cheques or bank drafts and all documents, instruments and things which the Purchaser and/or Workstream is to deliver or to cause to be delivered pursuant to the provisions of this Agreement.

8.    INDEMNIFICATION AND SET-OFF

      8.1.  INDEMNITY BY THE VENDOR AND THE PURCHASER.

            8.1.1. The parties hereto (in this Section 8, an "Indemnifying
                  Party") covenant and agree to indemnify and save each other (in this Section 8, each being referred to as an "Indemnified Party") harmless from and against any claims, demands, actions, causes of action, damage, loss, deficiency, cost, liability and expense which may be made or brought against the Indemnified Party or which the Indemnified Party may suffer or incur as a result of, in respect of or arising out of:

                  8.1.1.1. any non-performance or non-fulfilment of any covenant or agreement on the part of the Indemnifying Party contained in this Agreement or in any document given in order to carry out the transactions contemplated hereby;

                  8.1.1.2. any misrepresentation, inaccuracy, incorrectness or breach of any representation or warranty made by the Indemnifying Party contained in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby;

                  8.1.1.3. any non-compliance with any federal, state, local, municipal, foreign, international or other administrative order, constitution, law, ordinance, statute, or treaty applicable to Indemnifying Party in the carrying out of the transaction contemplated herein; and

                  8.1.1.4. all costs and expenses including, without limitation, reasonable attorney's fees, incidental to, arising from or in respect of the foregoing.

            8.1.2. The obligations of indemnification by the Indemnifying Party pursuant to paragraph 8.1.1 of this section will be:

                  8.1.2.1. subject to the limitations referred to in Sections
                        4.1 and 4.2 with respect to the survival of the representations and warranties by the Indemnifying Party;

                  8.1.2.2. subject to the limitations referred to in Section
                        4.3; and

                  8.1.2.3. subject to the provisions of Section 8.3.

      8.2.  INDEMNITY OF THE PURCHASER.

            8.2.1. The Vendor hereby further agrees to indemnify and save the
                  Purchaser and Workstream (collectively, in this Section 8, the "Purchaser") harmless from and against any claims, demands, actions, causes of action, damage, loss, deficiency, cost, liability and expense which may be made or brought against the Purchaser or which the Purchaser may suffer or incur as a result of, in respect of or arising out of:

                        8.2.1.1. any claim for a debt, obligation or liability
                              which is not specifically assumed by the Purchaser pursuant to this Agreement;

                        8.2.1.2. any suit, action, proceeding, claim,
                              investigation pending or threatened against or affecting the Purchased Assets or the Business, regardless of whether such is disclosed in a Schedule hereto, that arises from the conduct of the Business prior to the Closing Date; and

                        8.2.1.3. all costs and expenses including, without
                              limitation, reasonable attorney's fees, incidental to, arising from or in respect of the foregoing.

            8.2.2. The obligations of indemnification by the Vendor pursuant to paragraph 8.2.1 of this section will be:

                        8.2.2.1. subject to the limitations referred to in
                              Section 4.1 with respect to the survival of the representations and warranties by the Vendor;

                        8.2.2.2. subject to the limitations referred to in
                              Section 4.3; and

                        8.2.2.3. subject to the provisions of Section 8.3.

      8.3. PROVISIONS RELATING TO INDEMNITY CLAIMS. The following provisions will apply to any claim by the Indemnified Party or the Purchaser, whatever the case may be, for indemnification by the Indemnifying Party or the Vendor, whatever the case may be, pursuant to Sections
            8.1 and 8.2 (an "Indemnity Claim").

            8.3.1. Promptly after becoming aware of any matter that may give rise to an Indemnity Claim, the Indemnified Party or the Purchaser will provide to the Indemnifying Party or the Vendor written notice of the Indemnity Claim specifying (to the extent that information is available) the factual basis for the Indemnity Claim and the amount of the Indemnity Claim or, if an amount is not then determinable, an estimate of the amount of the Indemnity Claim, if an estimate is feasible in the circumstances.

            8.3.2. If an Indemnity Claim relates to an alleged liability to any other person (a "Third Party Liability"), including without limitation any governmental or regulatory body or any taxing authority, which is of a nature such that the Indemnified Party or the Purchaser is required by applicable law to make a payment to a third party before the relevant procedure for challenging the existence or quantum of the alleged liability can be implemented or completed, then the Indemnified Party or the Purchaser may, notwithstanding the provisions of sections
                  8.3.3. and 8.3.4 of this section, make such payment and forthwith demand reimbursement for such payment from the Indemnifying Party or the Vendor in accordance with this Agreement; provided that, if the alleged Third Party Liability as finally determined on completion of settlement negotiations or related legal proceedings is less than the amount which is paid by the Indemnifying Party or the Vendor in respect of the related Indemnity Claim, then the Indemnified Party or the Purchaser shall forthwith following the final determination pay to the Indemnifying Party or the Vendor the amount by which the amount of the Third Party Liability as finally determined is less than the amount which is so paid by the Indemnifying Party or the Vendor.

            8.3.3. The Indemnified Party or the Purchaser shall not negotiate, settle, compromise or pay (except in the case of payment of a judgement) any Third Party Liability as to which it proposes to assert an Indemnity Claim, except with the prior consent of the Indemnifying Party or the Vendor (which consent shall not be unreasonably withheld or delayed), unless there is a reasonable possibility that such Third Party Liability may materially and adversely affect the Purchased Assets or the Indemnified Party or the Purchaser, in which case the Indemnified Party or the Purchaser shall have the right, after notifying the Indemnifying Party or the Vendor, to negotiate, settle, compromise or pay such Third Party Liability without prejudice to its rights of indemnification hereunder. The Indemnified Party or the Purchaser shall notify the Indemnifying Party or the Vendor within one (1) week of any third party claims being asserted.

            8.3.4. With respect to any Third Party Liability, provided the
                  Indemnifying Party or the Vendor first admit the Indemnified Party's or the Purchaser's right to indemnification for the amount of such Third Party Liability which may at any time be determined or settled, then, in any legal, administrative or other proceedings in connection with the matters forming the basis of the Third Party Liability, the following procedures will apply:

                        8.3.4.1. except as contemplated by subparagraph 8.3.4.3
                              of this section, the Indemnifying Party or the Vendor will have the right to assume carriage of the compromise or settlement of the Third Party Liability and the conduct of any related legal, administrative or other proceedings, but the Indemnified Party or the Purchaser shall have the right and shall be given the opportunity to participate in the defence of the Third Party Liability, to consult with the Indemnifying Party or the Vendor in the settlement of the Third Party Liability and the conduct of related legal, administrative and other proceedings (including consultation with counsel) and to disagree on reasonable grounds with the selection and retention of counsel, in which case counsel satisfactory to the Indemnifying Party or the Vendor and the Indemnified Party or the Purchaser shall be retained by the Indemnifying Party or the Vendor;

                        8.3.4.2. the Indemnifying Party or the Vendor will
                              co-operate with the Indemnified Party or the Purchaser in relation to the Third Party Liability, will keep it fully advised with respect thereto, will provide it with copies of all relevant documentation as it becomes available, will provide it with access to all records and files relating to the defence of the Third Party Liability and will meet with representatives of the Indemnified Party or the Purchaser at all reasonable times to discuss the Third Party Liability; and

                        8.3.4.3. notwithstanding subparagraphs 8.3.4.1 and
                              8.3.4.2 of this paragraph, the Indemnifying Party or the Vendor will not settle the Third Party Liability or conduct any legal, administrative or other proceedings in any manner which could, in the reasonable opinion of the Indemnified Party or the Purchaser, have a material adverse affect on the Purchased Assets or the Indemnified Party or the Purchaser, except with the prior written consent of the Indemnified Party or the Purchaser.

            8.3.5. If, with respect to any Third Party Liability, the
                  Indemnifying Party or the Vendor does not admit the Indemnified Party's or the Purchaser's right to indemnification or decline to assume carriage of the settlement or of any legal, administrative or other proceedings relating to the Third Party Liability, then the following provisions will apply:

                        8.3.5.1. the Indemnified Party or the Purchaser, at its
                              discretion, may assume carriage of the settlement or of any legal, administrative or other proceedings relating to the Third Party Liability and may defend or settle the Third Party Liability on such terms as the Indemnified Party or the Purchaser, acting in good faith, considers advisable; and

                        8.3.5.2. any cost, lost, damage or expense incurred or
                              suffered by the Indemnified Party or the Purchaser in the settlement or defence of such Third Party Liability or the conduct of any legal, administrative or other proceedings shall be added to the amount of the Indemnity Claim.

            8.3.6. RIGHT OF SET-OFF. The Purchaser shall have the right to satisfy any amount from time to time owing by it to the Vendor by way of set-off against any amount from time to time owing by the Vendor to the Purchaser, including any amount owing to the Purchaser pursuant to the Vendor's, or the Vendor's as Indemnifying Party, indemnification pursuant to Sections 8.1 and/or 8.2.

9.    GENERAL PROVISIONS

      9.1. FURTHER ASSURANCES. Each of the Vendor and the Purchaser hereby covenants and agrees that at any time and from time to time after the Closing Date it will, on the request of the others, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances and assurances as may be required for the better carrying out and performance of all the terms of this Agreement.

      9.2.  NOTICES

            9.2.1. Any notice, designation, communication, request, demand or other document, required or permitted to be given or sent or delivered hereunder to any party hereto shall be in writing and shall be sufficiently given or sent or delivered if it is:

                        9.2.1.1. delivered personally to an officer or director
                              of such party,

                        9.2.1.2. sent to the party entitled to receive it by
                              registered mail, postage prepaid, or

                        9.2.1.3. sent by facsimile.

            9.2.2. Notices shall be sent to the following addresses or telecopy numbers:

            in the case of the Vendor:

            HRSOFT, LLC

            10 Madison Avenue, 3rd Floor
            Morristown, NJ

            Attention:  Ryan Tweedie
            Facsimile:   973-984-5427

            With a copy to:

            OlenderFeldman, LLP
            2840 Morris Avenue
            Union, New Jersey 07083

            Attention:  Kurt D. Olender, Esq.
            Facsimile:  908-845-0362
            in the case of the Purchaser or Workstream:

            495 March Road, Suite 300
            Ottawa, ON  K2K 3G1

            Attention:  Michael F. Mullarkey
            Facsimile: 613-270-0774

            With a copy to:

            Perley-Robertson, Hill & McDougall LLP
            90 Sparks Street, 4th Floor
            Ottawa, ON  K1P 1E2

            Attention: Michael A. Gerrior
            Facsimile: 613-238-8775

            or to such other address or telecopier number as the party entitled to or receiving such notice, designation, communication, request, demand or other document shall, by a notice given in accordance with this section, have communicated to the party giving or sending or delivering such notice, designation, communication, request, demand or other document.

            9.2.3. Any notice, designation, communication, request, demand or other document given or sent or delivered as aforesaid shall:

                        9.2.3.1. if delivered as aforesaid, be deemed to have
                              been given, sent, delivered and received on the date of delivery;

                        9.2.3.2. if sent by mail as aforesaid, be deemed to have
                              been given, sent, delivered and received (but not actually received) on the fourth Business Day following the date of mailing, unless at any time between the date of mailing and the fourth Business Day thereafter there is a discontinuance or interruption of regular postal service, whether due to strike or lockout or work slowdown, affecting postal service at the point of dispatch or delivery or any intermediate point, in which case the same shall be deemed to have been given, sent, delivered and received in the ordinary course of the mails, allowing for such discontinuance or interruption of regular postal service; and

                        9.2.3.3. if sent by telecopy machine, be deemed to have
                              been given, sent, delivered and received on the date the sender receives the telecopy answer back confirming receipt by the recipient.

      9.3. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same instrument.

      9.4. EXPENSES OF PARTIES. Each of the parties hereto shall bear all expenses incurred by it in connection with this Agreement including, without limitation, the charges of their respective counsel, accountants, financial advisors and finders.

      9.5. BROKERAGE AND FINDER'S FEES. The Vendor jointly and severally agree to indemnify the Purchaser and hold it harmless in respect of any claim for brokerage or other commissions relative to this Agreement or the transactions contemplated hereby which is caused by actions of the Vendor. The Purchaser will indemnify the Vendor and hold them harmless in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby which is caused by actions of the Purchaser.

      9.6. ANNOUNCEMENTS. No announcement with respect to this agreement will be made by any party hereto without the prior approval of the other parties. The foregoing will not apply to any announcement by any party required in order to comply with laws pertaining to timely disclosure, provided that such party consults with the other parties before making any such announcement.

      9.7. ASSIGNMENT. The rights of the Vendor hereunder shall not be assignable without the written consent of the Purchaser. The Purchaser may assign this contract without the written consent of the Vendor.

      9.8. SUCCESSORS AND ASSIGNS. This Agreement shall be binding on and enure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein, express or implied, is intended to confer on any person, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      9.9. ENTIRE AGREEMENT. This Agreement and the Schedules referred to herein constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter herein. None of the parties hereto shall be bound or charged with any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings not specifically set forth in this Agreement or in the Schedules, documents and instruments to be delivered on or before the Closing Date pursuant to this Agreement. The parties hereto further acknowledge and agree that, in entering into this Agreement and in delivering the Schedules, documents and instruments to be delivered on or before the Closing Date, they have not in any way relied, and will not in any way rely, on any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings, express or implied, not specifically set forth in this Agreement or in such Schedules, documents or instruments.

      9.10. WAIVER. Any party hereto which is entitled to the benefits of this Agreement may, and has the right to, waive any term or condition at any time on or prior to the Closing Time; provided, however, that such waiver shall be evidenced by written instrument duly executed on behalf of such party.

      9.11. AMENDMENTS. No modification or amendment to this Agreement may be made unless agreed to by the parties hereto in writing.

      9.12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the Province of Ontario, without giving effect to the choice of law provisions.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF the parties hereto have duly executed this Agreement under seal as of the day and year first above written.

                                      WORKSTREAM USA, INC.

                                      Per:
                                               ---------------------------------
                                      Name:
                                      Title:

                                      I have authority to bind the corporation.

                                      WORKSTREAM INC.

                                      Per:
                                               ---------------------------------
                                      Name:
                                      Title:

                                      I have authority to bind the corporation.

                                      HRSOFT, LLC

                                      Per:
                                               ---------------------------------
                                      Name:
                                      Title:

                                      I have authority to bind the corporation.

                                    SCHEDULES